Exhibit 10.5

January 7, 2021

LF Capital Acquisition Corp.
600 Madison Avenue

Suite 1802
New York, NY 10022

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to LF Capital Acquisition Corp. (“Parent”) in accordance with Section 1.3(a)(v) of that certain Agreement and Plan of Merger, dated as of August 31, 2020 (the “Merger Agreement”), by and among Parent, LFCA Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, Landsea Homes Incorporated (the “Company”) and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), pursuant to which, inter alia, the Company will merge with and into Merger Sub, with the Company surviving on the terms and subject to the conditions set forth therein (the “Business Combination”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce the Parent, the Company and the Seller to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Level Field Capital, LLC (the “Sponsor”) and Karen Wendel (an “Insider”), hereby agree with Parent as follows:

1.       (a) The Sponsor and each Insider agree that it, him or her shall not Transfer any Parent Shares until the earlier of (A) one year following the completion of the Business Combination and (B) subsequent to the completion of the Business Combination, (x) if the last sale price of the Parent Class A Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the completion of the Business Combination or (y) the date following the completion of the Business Combination on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property (the “Parent Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, him or her shall not Transfer any Parent Warrants (or Parent Class A Stock issued or issuable upon the exercise of Parent Warrants) until 30 days after the completion of the Business Combination (the “Parent Warrants Lockup Period”).

(c) Notwithstanding the provisions set forth in paragraphs 1(a) and (b), Transfers of the Parent Shares or Parent Class A Stock issued or issuable upon the exercise or conversion of the Parent Warrants that are held by the Sponsor or any Insider are permitted (a) to the Parent’s officers or directors, any affiliates or family members of any of the Parent’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales; (f) transfers in the event of the Parent’s liquidation; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (h) in the event of the Parent’s merger, capital stock exchange, reorganization or other similar transaction which results in all of the Parent’s stockholders having the right to exchange their Parent Shares for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the restrictions herein.

(d) Notwithstanding the provisions set forth in paragraphs 1(a), 1(b), and 1(c), nothing in paragraph 4 of this Letter Agreement shall prevent a pledge or hypothecation of any Parent Class B Stock or converted Parent Class A Stock (the recipient of such pledge or hypothecation, the “Pledgee”) as collateral (the “Collateral”) to a third party loan if the Pledgee either:

(a) (i) agrees to be bound to the terms and conditions of this Letter Agreement; provided, however, that the Pledgee shall not pledge or hypothecate the Collateral; and (ii) executes a joinder (the “Joinder”) to this Letter Agreement (x) in a form reasonably acceptable to Parent (y) whereby Parent is an express third party beneficiary of the Joinder; or

(b) enters into that certain Loan Facility Agreement with Karen Wendel and Drawbridge Lending, LLC, substantially in the form attached hereto as Exhibit A.

2.       As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

3.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written consent from Parent.

4.       No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and any of its, his or hers successors, heirs, assigns and permitted transferees.

5.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.       The Sponsor, Parent and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Parent (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor, Parent and each Insider’s questionnaire furnished to the Company, as applicable, is true and accurate in all respects. The Sponsor, Parent and each Insider represents and warrants that (A) it, he or she is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction and (B) it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

7.       The Sponsor, Parent and each Insider hereby agrees and acknowledges that: (i) Parent would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1(a), 1(b), 4 or 6 of this Letter Agreement; (ii) monetary damages may not be an adequate remedy for such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, pdf or facsimile transmission.

9.       This Letter Agreement shall terminate upon the earliest to occur of (a)(i) with respect to the Parent Shares subject to this Agreement, the expiration of the Parent Shares Lock-up Period, and (ii) with respect to the Parent Warrants subject to this Agreement, and shares of Parent Class A Stock issued or issuable upon the exercise of such Parent Warrants, the expiration of the Parent Warrants Lock-up Period, and (b) the termination of the Merger Agreement in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first written above.

Level Field Capital, LLC

By: Level Field Partners, LLC, its Managing Member

By: Level Field Management, LLC

By:	/s/ Elias Farhat
	Name:	Elias Farhat
	Title:	Member

By:	/s/ Djemi Traboulsi
	Name:	Djemi Traboulsi
	Title:	Member

[Signature Page to Sponsor Lockup Agreement]

By:	/s/ Karen Wendel
Name: Karen Wendel

[Signature Page to Sponsor Lockup Agreement]

Acknowledged and Agreed:

LF Capital Acquisition Corp.

By:	/s/ Scott Reed
	Name:	Scott Reed
	Title:	Chief Executive Officer and President

[Signature Page to Sponsor Lockup Agreement]

Exhibit A

Attached.